As filed with the Securities and Exchange Commission on December 10, 2002
                          Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   3M COMPANY
             (Exact name of Registrant as specified in its charter)

                    Delaware                      41-0417775
             (State of incorporation)    (I.R.S. Employer I.D. No.)
                                    3M Center
                            St. Paul, Minnesota 55144
                                 (651) 733-2204
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                   2002 MANAGEMENT STOCK OWNERSHIP PROGRAM OF
                                   3M COMPANY
                            (Full title of the plan)

                                Gregg M. Larson,
                     Assistant General Counsel and Secretary
                                   3M Company
                                    3M Center
                            St. Paul, Minnesota 55144
                            Telephone: (651) 733-2204
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- --------------------- --------------------
 Title of Securities        Amount to be       Proposed Maximum      Proposed Maximum         Amount of
   to be Registered         Registered(1)          Offering         Aggregate Offering    Registration Fee
                                                Price/Share(2)            Price
----------------------- --------------------- -------------------- --------------------- --------------------
    Common Stock,        15,000,000 shares          $125.57           $1,883,550,000         $173,286.60
 $0.01 par value/share
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

PART I - INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

         *Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference in this Registration Statement:


COMMISSION FILINGS (FILE NO. 1-3285)      DATE/PERIOD
------------------------------------      -----------
  Description of Registrant's common      Dated July 31, 2000, as amended on
  stock contained in Registration         August 18, 2000
  Statementon Form S-3

  Annual Report on Form 10-K              Year ended December 31, 2001

  Quarterly Reports on Form 10-Q          Quarters ended March 31, 2002, June
                                          30, 2002 and September 30, 2002

  Current Reports on Form 8-K             March 5, 2002, April 9, 2002,
                                          November 15, 2002 and December 9, 2002


         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Gregg M. Larson, Assistant General Counsel of the Registrant, is issuing the legal opinion regarding the legality of the common stock offered hereby. Mr. Larson beneficially owns, or has options to acquire, shares of common stock, which represents less than 1% of the total outstanding shares of common stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Registrant is incorporated under the laws of the State of Delaware.
Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

         Registrant's Bylaws, as amended, provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

         All of Registrant's directors and officers will be covered by insurance policies maintained by Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Satement;

                  Provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota on December 10, 2002.


                                  3M COMPANY

                                  By /s/ Gregg M. Larson
                                     -------------------
                                  Name: Gregg M. Larson
                                  Title: Assistant General Counsel and Secretary

             Pursuant to the requirements of the Securities Act of 1993, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.


                Signature                                      Title
                ---------                                      -----

/s/ W. James McNerney, Jr.
---------------------------
W. James McNerney, Jr.                    Chairman of the Board, Chief Executive
                                          Officer and Director
/s/ Patrick D. Campbell
---------------------------
Patrick D. Campbell                       Senior Vice President, Chief Financial
                                          Officer (Principal Financial Officer)
/s/ Ronald G. Nelson
---------------------------
Ronald G. Nelson                          Vice President and Controller

/s/ Linda G. Alvarado
---------------------------
Linda G. Alvarado                                        Director

/s/ Edward A. Brennan
---------------------------
Edward A. Brennan                                        Director

/s/ Edward M. Liddy
---------------------------
Edward M. Liddy                                          Director

/s/ Aulana L. Peters
---------------------------
Aulana L. Peters                                         Director

/s/ Rozanne L. Ridgway
---------------------------
Rozanne L. Ridgway                                       Director

/s/ Kevin W. Sharer
---------------------------
Kevin W. Sharer                                          Director

/s/ Louis W. Sullivan
---------------------------
Louis W. Sullivan                                        Director


* By:  /s/ Gregg M. Larson
       -------------------
       Gregg M. Larson
       Attorney-in-fact
       Date:  December 10, 2002

                                INDEX TO EXHIBITS


---------------- ---------------------------------------------------------------
 Exhibit Number   Description
---------------- ---------------------------------------------------------------
      4.1         Certificate of Incorporation of Registrant, as amended and currently in effect (incorporated by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K filed on July 27,
                  2000)
---------------- ---------------------------------------------------------------
     4.2          Bylaws of Registrant, as amended and currently in effect
                  (incorporated by reference to Exhibit 3.2 to Registrant's
                  Current Report on Form 8-K filed on December 9, 2002)
---------------- ---------------------------------------------------------------
     4.3          2002 Management Stock Ownership Program
---------------- ---------------------------------------------------------------
      5           Opinion of Counsel re Legality (Consent of Counsel included therein).
---------------- ---------------------------------------------------------------
      15          Awareness Letter of PricewaterhouseCoopers LLP (regarding
                  interim financial information)
---------------- ---------------------------------------------------------------
      23          Consent of PricewaterhouseCoopers LLP (Consent of Counsel
                  included in Exhibit 5).
---------------- ---------------------------------------------------------------
      24          Power of Attorney
---------------- ---------------------------------------------------------------